As filed with the Securities and Exchange Commission on April 2, 2015

Registration No. 333-203173

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BERRY PLASTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-5234618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
101 Oakley Street
Evansville, IN 47710
(Address of principal executive offices) (Zip Code)

Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan
(Full title of the Plan)

Jason K. Greene
General Counsel and Secretary
Berry Plastics Group, Inc.
101 Oakley Street
Evansville, IN 47710
 (Name and address of agent for service)

(812) 424-2904
(Telephone number, including area code, of agent for service)

Copies to:

Jason K. Greene	Eliot W. Robinson
General Counsel and Secretary	Bryan Cave LLP
Berry Plastics Group, Inc.	One Atlantic Center, Fourteenth Floor
101 Oakley Street	1201 West Peachtree Street, NW
Evansville, IN 47710	Atlanta, GA 30309
Telephone: (812) 424-2904	Telephone: (404) 572-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Berry Plastics Group, Inc. (File No. 333-203173) is being filed solely to file the consent of Ernst & Young LLP, the Company’s independent registered public accounting firm.  Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page  and exhibit index , and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

ITEM 8.                EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, Indiana, April 2, 2015.

Berry Plastics Group, Inc.
(Registrant)

By:	/s/Jason K. Greene
Jason K. Greene
Executive Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 under the Securities Act of 1933.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Counsel*

23.1	Consent of Counsel (included in Exhibit 5.1)*

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1*	Power of Attorney (included on signature page)*

99.1	Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan (incorporated herein by reference to Annex B to the Proxy Statement filed on January 26, 2015)*

*Previously filed